Exhibit 99.1

Trex Company Hosts Investor Day in New York

Announces 5-Year Net Sales, EBITDA and EBITDA Margin Targets

WINCHESTER, Va.--(BUSINESS WIRE)--September 7, 2023--Trex Company, Inc. (NYSE:TREX), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking and railing and a leader in outdoor living products, today hosted its previously announced 2023 Investor Day in New York, NY.

At the event, President and CEO, Bryan Fairbanks laid out the company’s five-year financial targets for organic growth:

For Full Year 2028

  Net sales of $1.8 billion to $1.9 billion
  EBITDA doubling to $600 million+
  EBITDA margin of improvement of 500 bps to approximately 34%

A copy of the Investor Day presentation including these details is available in the “Investor Relations” section of the Company’s website.

“As the industry leader, Trex continues to capitalize on its key competitive advantages, namely our unparalleled brand recognition, our exceptional distribution and channel partner network, and our industry-leading, low-cost manufacturing operation. Our five-year growth targets are supported by the ongoing strength of the outdoor living category, accelerated conversion from wood, substantial growth opportunities in railing, as well as expansion of our comprehensive product portfolio that includes fasteners, cladding, and fencing, together with the substantial leverage inherent in the Trex business model,” Mr. Fairbanks noted.

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the Company is the world’s #1 brand of sustainably made, wood-alternative decking and deck railing – all proudly manufactured in the U.S.A. – and a leader in high performance, low-maintenance, eco-friendly outdoor living products. Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the Company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named 2023 America’s Most Trusted® Decking Brand* and one of 2022’s 50 Best U.S. Manufacturers by Industry Week. For more information, visit trex.com. You also can follow Trex on LinkedIn (https://www.linkedin.com/company/trex-company/), X (@Trex_Company), Instagram (@trexcompany), Pinterest (trexcompany) or Houzz (trexcompany-inc), “like” Trex on Facebook (@TrexCompany) or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

*2023 DISCLAIMER: Trex received the highest numerical score in the proprietary Lifestory Research 2023 America’s Most Trusted® Outdoor Decking study. Study results are based on experiences and perceptions of people surveyed. Your experiences may vary. Visit www.lifestoryresearch.com.

Use of Non-GAAP Information

The financial target information provided in this press release includes the forward-looking non-GAAP financial measures of earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales (EBITDA margin), which management uses in measuring performance. The Company believes non-GAAP EBITDA and EBITDA margin provide useful information to investors and others in understanding and evaluating its results of operations, as well as provides a useful measure for period-to-period comparisons of the Company’s business performance. The Company calculates forward-looking non-GAAP EBITDA and EBITDA margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). The Company is not able to provide a reconciliation of forward-looking non-GAAP EBITDA and EBITDA margin guidance to forward-looking GAAP net income (loss) because forecasting the exact timing or impact of items, including without limitation, the impact of macroeconomic, industry and operational changes through 2028, that have not yet occurred and are out of its control is inherently uncertain and unavailable without unreasonable efforts. Further, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors and could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the EU General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and global conflicts; and material adverse impacts related to labor shortages or increases in labor costs. It is routine for the Company’s internal projections and expectations to change as the year or years progress, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which the Company based its financial targets disclosed in this press release may change prior to the end of the period included in the guidance provided. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Lynn Morgen/Viktoriia Nakhla
ADVISIRY Partners 212-750-5800